UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

AMERICAN PUBLIC EDUCATION, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

As disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, during the first quarter of 2018, American Public Education, Inc. (the “Company”), initiated a reduction in force in the form of a voluntary early retirement program for employees with more than eight years of service with the Company. The program was initiated as part of the Company’s regular evaluation and review of its costs and expenses.

The program will result in a reduction of 48 employees, representing approximately 5% of the Company’s non-faculty workforce in its APEI Segment. The Company committed to the workforce reduction plan on March 12, 2018, and the reduction was communicated to affected employees beginning that day. The workforce reduction will be substantially complete by April 1, 2018.

The Company will record expenses for termination benefits related to the workforce reduction in the first quarter of 2018 in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. The Company estimates that it will incur an aggregate of approximately $1.7 million of pre-tax cash expenses associated with employee severance benefits.

The Company expects the reduction in force to result in pre-tax labor and benefits cost savings in 2018 to be in the range of approximately $1.7 million to $2.1 million, and in the range of approximately $2.1 million to $2.8 million on an annualized basis. These cost savings do not include expenses associated with employee severance benefits. Actual results may differ from these estimates under different assumptions or conditions, and the impact of such differences may be material.

This Current Report on Form 8-K contains “forward-looking statements,” including, but not limited to, statements regarding the expected timing and anticipated effects of the workforce reduction and other statements that are not purely statements of historical fact. These forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of the Company's management, and are subject. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, uncertainties regarding the costs associated with the workforce reduction, unanticipated costs associated therewith, including as a result of litigation, and other events that may occur as a result of, or associated with, these actions. The ultimate expenses and savings for the Company are also subject to the factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other filings made by the Company with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date such statements are made, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PUBLIC EDUCATION, INC.

Date: March 16, 2018	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer